UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    December 20, 2016

Commission File Number	Exact Name of Registrant as Specified in Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number

1-8962	Pinnacle West Capital Corporation (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0512431

1-4473	Arizona Public Service Company (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0011170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This combined Form 8-K is separately filed or furnished by Pinnacle West Capital Corporation and Arizona Public Service Company. Each registrant is filing or furnishing on its own behalf all of the information contained in this Form 8-K that relates to such registrant and, where required, its subsidiaries. Except as stated in the preceding sentence, neither registrant is filing or furnishing any information that does not relate to such registrant, and therefore makes no representation as to any such information.

Item 8.01 Other Events.

On December 20, 2016, the Arizona Corporation Commission (“ACC”) completed its open meeting to consider a recommended decision by its administrative law judge in a proceeding concerning the value and cost of residential distributed generation (“DG”) solar installations. After making several amendments, the ACC approved the recommended decision by a 4-1 vote. As a result of the ACC’s action, effective following APS’ pending rate case, the current net metering tariff that governs payments for energy exported to the grid from rooftop solar systems will be replaced by a more formula-driven approach that will utilize inputs from historical wholesale solar power costs and eventually an avoided cost methodology.

As amended, the decision provides that payments by utilities for energy exported to the grid from DG solar facilities will be determined using a resource comparison proxy methodology, a method that is based on the price a utility has paid for utility-scale solar projects on a five year rolling average, while a forecasted avoided cost methodology is being developed.  The price established by this resource comparison proxy method will be updated annually (between rate cases) but will not be decreased by more than 10% per year. Once the avoided cost methodology is developed, the ACC will determine in each utility’s subsequent rate cases which method (or a combination of methods) is appropriate to determine the actual price to be paid by that utility for exported distributed energy.

In addition, the ACC made the following determinations:

•	Customers who have interconnected DG systems prior to a decision in APS' pending rate case will be grandfathered for a period of 20 years from the date of interconnection;

•	Customers with DG solar systems are to be considered a separate class of customers for ratemaking purposes; and

•
Once an export price is set for a utility, no netting or banking of retail credits will be available for new DG customers, and the then-applicable export price will be guaranteed for new customers for a period of 10 years.

This decision of the ACC addresses policy determinations only. Its principles will be applied in future rate cases, and the policy determinations themselves may be subject to future change as are all ACC policies. The determination of the initial export energy price to be paid by APS will be made in APS’ currently pending rate case, which is scheduled for hearing by the ACC in March 2017.  APS cannot predict the outcome of this determination.

The ACC’s decision did not make any policy determinations as to any specific costs to be charged to DG solar system customers for their use of the grid. The determination of any such costs will be made in the utilities’ future rate cases.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION
(Registrant)

Dated: December 23, 2016	By: /s/ James R. Hatfield
James R. Hatfield
Executive Vice President and
Chief Financial Officer

ARIZONA PUBLIC SERVICE COMPANY
(Registrant)

Dated: December 23, 2016	By: /s/ James R. Hatfield
James R. Hatfield
Executive Vice President and
Chief Financial Officer